                                                                    Exhibit 3.38

                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                      OF

          WILSONS/GEORGETOWN LEATHER DESIGN OF WOODBRIDGE, N.J., INC.
          -----------------------------------------------------------

To:  The Secretary of State
     State of New Jersey

     Pursuant to the provisions of the New Jersey Business Corporation Act, the undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being organized thereunder, certifies that:

     FIRST:  The name of the corporation (hereinafter called the "corporation")
     -----
is WILSONS/GEORGETOWN LEATHER DESIGN OF WOODBRIDGE, N.J., INC.

     SECOND:  The corporation is organized to engage in any activity within the
     ------
purposes for which corporations may be organized under the New Jersey Business Corporation Act, and, in addition and without limiting the generality of the foregoing, for the following purpose or purposes:

               To buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

               To have all of the powers conferred upon corporations organized under the New Jersey Business Corporation Act

     THIRD:  The aggregate number of shares which the corporation shall have
     -----
authority to issue is one hundred, all of which are without par value, and all of which are of the same class.

     FOURTH:  The address of the initial registered office of the corporation
     ------
within the State of New Jersey is c/o United States Corporation Company, 830 Bear Tavern Road, West Trenton, New Jersey 08628; and the name of the initial registered agent at such address is United States Corporation Company.

     FIFTH:  The number of directors constituting the first Board of Directors
     -----
of the corporation is five; and the name and the address of the persons who are to serve as the first directors of the corporation are as follows:

     NAME                                    ADDRESS
     ----                                    -------
     David L. Rogers               400 Highway 169S., Suite 600
                                   Minneapolis, MN  55426

     Michael A. Friedheim          One Theall Road
                                   Rye, New York  10580

     Denise Tolles                 One Theall Road
                                   Rye, New York  10580

     Arthur V. Richards            One Theall Road
                                   Rye, New York  10580

     Shahid Quraeshi               One Theall Road
                                   Rye, New York  10580

     SIXTH:  The name and address of the incorporator are as follows:
     -----

     NAME                          ADDRESS
     ----                          -------

     Athena Amaxas                 15 Columbus Circle
                                   New York, New York  10023-7773

     SEVENTH:   For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its shareholders or any class thereof, as the case may be, it is further provided:

     1. The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors.

     2. The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

     3. The corporation shall, to the fullest extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act, as the same may be amended and supplemented, indemnify any and all corporate agents whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders, or otherwise, and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a corporate agent. The term "corporate agent" as used herein shall have the meaning attributed to it by Sections 14A:3-5 and 14A:5-21 of the New Jersey Business Corporation Act and by any other applicable provision of law.

     4. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by subsection 14A:2-7 of the New Jersey Business Corporation Act, as the same may be amended and supplemented.

     EIGHTH:  The duration of the corporation is to be perpetual.
     ------

Signed on May 19, 1993.

                                   /s/ Athena Amaxas
                                   ------------------------------------
                                   Athena Amaxas, Incorporator

                             CERTIFICATE OF MERGER

                                      OF

                       BRIDGEWATER COMMONS WILSONS, INC.
                        BRUNSWICK SQUARE WILSONS, INC.
                           CHERRY HILL WILSONS, INC.
                        GARDEN STATE TANNERY WEST, INC.
                            HAMILTON WILSONS, INC.
                         LIVINGSTON MALL WILSONS, INC.
                           MENLO PARK WILSONS, INC.
                          NEWPORT CITY WILSONS, INC.
                          OCEAN COUNTY WILSONS, INC.
                          PARAMUS PARK WILSONS, INC.
                          PHILLIPSBURG WILSONS, INC.
                             RACEWAY WILSONS, INC.
                          ROCKAWAY TANNERY WEST, INC.
                           WILLOWBROOK WILSONS, INC.
                                      AND
                         WOODBRIDGE MALL WILSONS, INC.

                                 WITH AND INTO

                       WILSONS/GEORGETOWN LEATHER DESIGN
                           OF WOODBRIDGE, N.J., INC.


To the Secretary of State
State of New Jersey

Pursuant to the provisions of Section 14A:10-4.1 of the New Jersey Business Corporation Act, it is hereby certified that:

     1. The names of the constituent corporations in the merger herein provided for are BRIDGEWATER COMMONS WILSONS, INC., BRUNSWICK SQUARE WILSONS, INC., CHERRY HILL WILSONS, INC., GARDEN STATE TANNERY WEST, INC., HAMILTON WILSONS, INC., LIVINGSTON MALL WILSONS, INC., MENLO PARK WILSONS, INC., NEWPORT CITY WILSONS, INC., OCEAN COUNTY WILSONS, INC., PARAMUS PARK WILSONS, INC., PHILLIPSBURG WILSONS, INC., RACEWAY WILSONS, INC., ROCKAWAY TANNERY WEST, INC., WILLOWBROOK WILSONS, INC. and WOODBRIDGE MALL WILSONS, INC., each of which is a business corporation of the State of New Jersey (the "Terminating Corporations"), and WILSONS/GEORGETOWN LEATHER DESIGN OF WOODBRIDGE, N.J., INC., which is a business corporation of the State of New Jersey ("Wilsons/Georgetown").

     2. Wilsons/Georgetown, the full name of which is set forth in paragraph 1 above, will continue its existence as the surviving corporation following the merger herein provided for under the name "Wilsons Leather of New Jersey Inc." pursuant to the provisions of the New Jersey Business Corporation Act.

     3. Annexed hereto as Exhibit A and made a part hereof is the Plan of Merger (the "Plan of Merger") for merging the Terminating Corporations with and into Wilsons/Georgetown as approved by the directors and sole shareholder of each of said merging corporations.

     4. The number of shares of each of the Terminating Corporations which were entitled to vote on the Plan of Merger at the time of shareholder approval thereof was 100, all of which were of one class. The sole shareholder of each of the Terminating Corporations approved the Plan of Merger pursuant to its written consent without a meeting, and all of the shares of such Terminating Corporation were represented by such consent. The date of said consent and approval was July 19, 1996.

     5. The number of shares of Wilsons/Georgetown which were entitled to vote on the Plan of Merger at the time of shareholder approval thereof was 100, all of which were of one class. The sole shareholder of Wilsons/Georgetown approved the Plan of Merger pursuant to its written consent without a meeting, and all of the shares of Wilsons/Georgetown were represented by such consent. The date of said consent and approval was July 19, 1996.

     6. This Certificate of Merger and the merger herein provided for shall become effective at the close of business on August 3, 1996.

Executed on July 19, 1996

                              BRIDGEWATER COMMONS WILSONS, INC.
                              BRUNSWICK SQUARE WILSONS, INC.
                              CHERRY HILL WILSONS, INC.
                              GARDEN STATE TANNERY WEST, INC.
                              HAMILTON WILSONS, INC.
                              LIVINGSTON MALL WILSONS, INC.
                              MENLO PARK WILSONS, INC.
                              NEWPORT CITY WILSONS, INC.
                              OCEAN COUNTY WILSONS, INC.
                              PARAMUS PARK WILSONS, INC.
                              PHILLIPSBURG WILSONS, INC.
                              RACEWAY WILSONS, INC.
                              ROCKAWAY TANNERY WEST, INC.

                              WILLOWBROOK WILSONS, INC.
                              WOODBRIDGE MALL WILSONS, INC.


                              By: /s/ David L. Rogers
                                  ----------------------------------
                              Signer's Name:  David L. Rogers
                              Signer's Capacity:  President of Each


                              WILSONS/GEORGETOWN LEATHER
                                DESIGN OF WOODBRIDGE, N.J., INC.


                              By: /s/ David L. Rogers
                                  ----------------------------------
                              Signer's Name:  David L. Rogers
                              Signer's Capacity:  President

                                PLAN OF MERGER


     BRIDGEWATER COMMONS WILSONS, INC., BRUNSWICK SQUARE WILSONS, INC., CHERRY HILL WILSONS, INC., GARDEN STATE TANNERY WEST, INC., HAMILTON WILSONS, INC., LIVINGSTON MALL WILSONS, INC., MENLO PARK WILSONS, INC., NEWPORT CITY WILSONS, INC., OCEAN COUNTY WILSONS, INC., PARAMUS PARK WILSONS, INC., PHILLIPSBURG WILSONS, INC., RACEWAY WILSONS, INC., ROCKAWAY TANNERY WEST, INC., WILLOWBROOK WILSONS, INC. and WOODBRIDGE MALL WILSONS, INC., all New Jersey corporations (the "Terminating Corporations"), and WILSONS/GEORGETOWN LEATHER DESIGN OF WOODBRIDGE, N.J., INC., a New Jersey corporation ("Wilsons/Georgetown"), shall merge into a single corporation pursuant to the New Jersey Business Corporation Act upon the following terms and conditions:

     (1) The merger of the Terminating Corporations into Wilsons/Georgetown (the "Merger") shall be effective at the close of business on August 3, 1996, and Wilsons/Georgetown shall be the surviving corporation following the Merger (the "Surviving Corporation").

     (2) Upon the effectiveness of the Merger, all of the outstanding shares of capital stock of the Terminating Corporations shall be canceled, no shares of the Surviving Corporation, cash or other consideration shall be issued in exchange therefor or upon cancellation thereof, and each share of capital stock of Wilsons/Georgetown shall remain outstanding as capital stock of the Surviving Corporation and shall not be converted or exchanged or in any way modified as a result of the Merger.

     (3) Upon the effectiveness of the Merger, the corporate existence of the Terminating Corporations shall cease, and the corporate existence of Wilsons/Georgetown, as the Surviving Corporation, shall continue under, and shall be governed by, the laws of the State of New Jersey.

     (4) The Certificate of Incorporation and By-Laws of Wilsons/Georgetown in effect immediately prior to the effectiveness of the Merger, by virtue of the Merger and without further action by the shareholders or directors of the Terminating Corporations or Wilsons/Georgetown, shall continue as, and shall be deemed to be, the Certificate of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with the laws of the State of New Jersey, except that, upon the effectiveness of the Merger, Article First of said Certificate of Incorporation shall be deemed to be amended to read in its entirety as follows:

          "FIRST:  The name of the corporation (hereinafter called the
           -----
          "corporation") is Wilsons Leather of New Jersey Inc."

     (5) The directors of Wilsons/Georgetown immediately prior to the effectiveness of the Merger shall be the directors of the Surviving Corporation, subject to the applicable provisions of the By-Laws of the Surviving Corporation, until the expiration of the respective terms of such directors for which they were elected and until their respective successors are elected and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation. The officers of Wilsons/Georgetown immediately prior to the effectiveness of the Merger shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.